EXHIBIT 10.1

SHAREHOLDERS AGREEMENT

This SHAREHOLDERS AGREEMENT (this “Agreement”) is made and entered into as of June 5, 2007, by and between InFocus Corporation, an Oregon corporation (the “Company”), and Caxton Associates, L.L.C., a Delaware limited liability company (“Caxton”), Caxton International Limited, a British Virgin Islands corporation (“Caxton International”), and GDK Inc., a British Virgin Islands corporation (together with Caxton and Caxton International, the “Caxton Entities”).

RECITALS

WHEREAS, on May 16, 2007, the Company announced that its President and Chief Executive Officer had left the Company and had resigned from the Company’s board of directors (the “Board”), effective immediately;

WHEREAS, the Board currently consists of the following six members: Messrs. Peter D. Behrendt, Michael R. Hallman, Svein S. Jacobsen and Duane C. McDougall (the “Pre-Caxton Directors”) and Messrs. Bernard T. Marren and John D. Abouchar (the “Prior Caxton Designees” and, together with the Pre-Caxton Directors, the “Incumbent Directors”); and

WHEREAS, among other things, the Company is willing under certain circumstances to add to the Board two individuals set forth on Schedule 1 hereto (the “Additional Caxton Designees” and, together with the Prior Caxton Designees, the “Caxton Designees”);

WHEREAS, in consideration of the agreements of the Company and the Caxton Entities set forth herein, among other matters, Caxton and the Company shall enter into a confidentiality agreement (the “Confidentiality Agreement”) in the form attached as Annex A hereto and each of the Caxton Entities shall refrain from calling for a special meeting of the shareholders of the Company (a “Special Meeting”) and to solicit proxies from the Companies’ shareholders (a “Special Meeting Solicitation”) until the 2008 annual meeting of shareholders (the “2008 Annual Meeting”); and

WHEREAS, the Company and the Caxton Entities believe that the Company may benefit from the exchange between the Company and Caxton of certain Non-Public Information (as defined in the Confidentiality Agreement) in connection with (a) identifying and recruiting a new Chief Executive Officer for the Company (the “Search Process”) and (b) pursuing its ongoing exploration of strategic alternatives that may be available to the Company (the “Strategic Alternatives Process”).

NOW, THEREFORE, in consideration of the premises, the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I
AGREEMENTS

Section 1.1.                                Abandonment of Special Meeting Solicitation.  Neither the Caxton Entities nor any of their Affiliates will, directly or indirectly, (a) at any time prior to the Company’s 2008 Annual Meeting (the “Standstill Period”), demand, or encourage any other shareholder of the Company to demand, pursuant to the Company’s Bylaws or the Oregon Business Corporation Act, that the Company call a Special Meeting or (b) with respect to any Special Meeting held prior to the 2008 Annual Meeting (an “Interim Special Meeting”), solicit proxies or consents for the purpose of removing directors or increasing the authorized number of directors of the Company or otherwise become a “participant,” directly or indirectly, in any “solicitation” of “proxies” or consents for such purpose (such quoted terms being defined in Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)).  For purposes of this Agreement, “Affiliate” means any person that directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the Caxton Entities.

Section 1.2.                                Confidentiality Agreement; Consultation.

(a)                                  Simultaneous with the execution of this Agreement, Caxton and the Company shall enter into a confidentiality agreement (the “Confidentiality Agreement”) in the form attached as Annex A hereto.

(b)                                 During the term of the Confidentiality Agreement, the Company shall, subject to any existing contractual limitations, provide Caxton with such Non-Public Information relating to the Search Process and the Strategic Alternatives Process as the Company may reasonably determine to be appropriate, and Caxton agrees to consult with and provide to the Company such assistance as Caxton believes would be helpful to the Company in the Company’s pursuit of the Search Process and the Strategic Alternatives Process.  Caxton understands and acknowledges that the Company is not hereby making any representation or warranty, express or implied, as to the accuracy or completeness of the Non-Public Information, and neither the Company nor any of its Representatives will have any liability to the undersigned or any other person resulting from use of the Non-Public Information.  For the avoidance of doubt, the Search Process and the Strategic Alternatives Process shall be and remain within the sole discretion of the Company, and the Company shall remain solely responsible for the conduct thereof.

Section 1.3.                                Additional Caxton Designees; Company Slate.

(a)                                  As promptly as practicable, and in any event within ten (10) business days following the date of this Agreement, the Company shall take all action necessary (including the calling of a special meeting of the Board to amend the Company’s Bylaws and approve such actions) to increase the authorized number of directors of the Company from seven (7) to eight (8) members and to cause the Board to nominate and elect the Additional Caxton Designees to fill the newly created directorship and the existing vacancy on the Board to serve until the next election of directors of the Company or until the earlier resignation or removal of such directors.

(b)                                 In the event that, prior to the date of the 2007 Annual Meeting (as defined below), any Caxton Designee shall resign from the Board, decide not to seek appointment to the Board or decide not to seek election to the Board as contemplated by Section 1.3(c) of this Agreement, Caxton shall be entitled to designate a replacement for such Caxton Designee as a member of the Board (such replacement being a person whom Caxton believes in good faith to be qualified to serve on the Board), and the Company shall take all necessary action to replace such Caxton Designee with such designated replacement as promptly as practicable.  Any such designated replacement who becomes a Board member shall be deemed to be a Caxton Designee for all purposes under this Agreement.

 (c)                               The Board or a nominating committee of the Board shall nominate for election to the Board at the Company’s 2007 annual meeting of shareholders (the “2007 Annual Meeting”) a slate of six (6) individuals (the “Company Slate”) that shall consist of the Caxton Designees and two (2) individuals chosen by the Pre-Caxton Directors; provided, however, that in the event the Company hires a new Chief Executive Officer prior to the 2007 Annual Meeting, the Company Slate may be increased in number to include the new Chief Executive Officer.  The Board shall take such action as may be necessary so that the Board shall consist of six (6) members (or seven (7) members in accordance with the proviso to the immediately preceding sentence) commencing immediately following the 2007 Annual Meeting.

(d)                                 The Caxton Entities agree that, at the 2007 Annual Meeting, (i) they shall vote all shares beneficially owned by them and as to which they have voting power as of the record date for the 2007 Annual Meeting in favor of the Company Slate and (ii) they shall not propose an alternative slate of directors to be elected at the 2007 Annual Meeting or encourage or support any solicitation with respect to the election of directors at the 2007 Annual Meeting, other than a solicitation in favor of the Company Slate.  Caxton will use its reasonable efforts to cause the Caxton Designees to provide, as promptly as reasonably practicable, all information relating to the Caxton Designees (and other information, if any) to the extent required under applicable law to be included in the

Company’s proxy statement and any other solicitation materials to be delivered to its stockholders in connection with the 2007 Annual Meeting or as may reasonably be requested by the Company.

(e)                                  Notwithstanding any provision to the contrary contained in this Agreement, the Company shall not be required to cause the Board (or the nominating committee thereof) to nominate the Caxton Designees unless at all times after the date hereof and prior to the 2007 Annual Meeting the Caxton Entities and their Affiliates maintain an aggregate beneficial ownership of at least ten (10) percent of the total number of shares of common stock of the Company outstanding on May 1, 2007, adjusted proportionately in all cases to reflect any stock dividend or distribution, stock split, reverse stock split, combination, recapitalization reclassification or similar transaction affecting the outstanding shares of common stock of the Company after the date of this Agreement.  For all purposes of this Agreement, “beneficial ownership” (and its correlative terms) shall be determined in accordance with the rules promulgated by the Securities and Exchange Commission under Section 13(d) of the Exchange Act.

(f)                                    At any time prior to the 2007 Annual Meeting applicable to the Caxton Entities, at the request of the Company, Caxton shall certify to the Company in writing the number of shares of Common Stock beneficially owned by the Caxton Entities.

(g)                               Upon becoming directors of the Company, each Caxton Designee shall be subject to the Company’s insider trading guidelines and other policies governing the Board to the same extent as any other member of the Board.

Section 1.4.                                Annual Meeting.  Except as otherwise expressly agreed to in writing by Caxton, the Company shall hold the 2007 Annual Meeting no later than July 31, 2007.

Section 1.5.                                Publicity.  Promptly following the execution of this Agreement, the Company and the Caxton Entities shall prepare and issue a joint press release in the form attached hereto as Annex B.  Thereafter, the Company and the Caxton Entities shall use their reasonable efforts to consult with each other before issuing any press release or otherwise making any public statement about the execution or terms of this Agreement.

ARTICLE II  MISCELLANEOUS PROVISIONS

Section 2.1.                                Representations and Warranties.

(a)                                  Each of the parties hereto represents and warrants to the other party that:

(i)                                     such party has all requisite authority and power to execute and deliver this Agreement and to consummate the transactions contemplated hereby,
(ii)                                  the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all required action on the part of such party and no other proceedings on the part of such party are necessary to authorize the execution and delivery of this Agreement or to consummate the transactions contemplated hereby,
(iii)                               this Agreement has been duly and validly executed and delivered by such party and constitutes the valid and binding obligation of such party enforceable against such party in accordance with its terms, and
(iv)                              this Agreement will not result in a violation of any terms or provisions of any agreements to which such person is a party or by which such party may otherwise be bound or of any law, rule, license, regulation, judgment, order or decree governing or affecting such party.

(b)                                 The parties hereto acknowledge, warrant and represent that they have carefully read this Agreement, understand it, have consulted with and received the advice of counsel regarding this Agreement, agree with its terms, are duly authorized to execute it and freely, voluntarily and knowingly execute it.

Section 2.2.                                General.

(a)                                  This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and the respective successors, personal representatives and assigns of the parties hereto.

(b)                                 This Agreement contains the entire agreement between the parties with respect to the subject matter hereof and thereof and supersedes all prior and contemplated arrangements and understandings with respect thereto.

(c)                                  This Agreement may be signed in counterparts, each of which shall constitute an original and all of which together shall constitute one and the same Agreement.

(d)                                 All notices and other communications required or permitted hereunder shall be effective upon receipt and shall be in writing and may be delivered in person, by telecopy, electronic mail, express delivery service or U.S. mail, in which event it may be mailed by first-class, certified or registered, postage prepaid, addressed to the party to be notified at the respective addresses set forth below, or at such other addresses which may hereinafter be designated in writing:

If to the Company:

InFocus Corporation

27500 S.W. Parkway Avenue
Wilsonville OR 97070

Attention: Roger Rowe, Secretary

Fax No.: (503) 685-8838
Email: Roger.Rowe@infocus.com

with a copy to:

Garvey Schubert Baer
11th Floor
121 S.W. Morrison Street
Portland, OR 97204
Attention: Bruce A. Robertson, Esq.
Fax No.: (503) 226-0259
Email: brobertson@gsblaw.com

Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, NY 10017
Attention: Mario Ponce, Esq.
Fax No.: (212) 455-2502
Email: mponce@stblaw.com

If to Caxton:

Caxton Associates, L.L.C.
731 Alexander Road, Building 2
Princeton, NJ 08540
Attention: Scott B. Bernstein, Esq.

Fax No.:  (609) 419-0470
Email: bernstein@caxton.com

with a copy to:

Willkie Farr & Gallagher LLP
787 Seventh Avenue
New York, NY 10019
Attention: Michael A. Schwartz
Fax No.: (212) 728-9267
Email: mschwartz@willkie.com

(e)                                  This Agreement and the legal relations hereunder between the parties hereto shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and performed therein, without giving effect to the principles of conflicts of law thereof.

(f)                                    Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid, but if any provision of this Agreement is held to be invalid or unenforceable in any respect, such invalidity or unenforceability shall not render invalid or unenforceable any other provision of this Agreement.

(g)                                 It is hereby agreed and acknowledged that it will be impossible to measure in money the damages that would be suffered if the parties fail to comply with any of the obligations herein imposed on them and that in the event of any such failure, an aggrieved person will be irreparably damaged and will not have an adequate remedy at law.  Any such person, therefore, shall be entitled to injunctive relief, including specific performance, to enforce such obligations, without the posting of any bond, and, if any action should be brought in equity to enforce any of the provisions of this Agreement, none of the parties hereto shall raise the defense that there is an adequate remedy at law.

(h)                                 Each party hereto shall do and perform or cause to be done and performed all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments and documents as any other party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(i)                                     Each of the parties hereto hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the courts of the State of New York and of the United States of America, in each case located in the County of New York, for any action, proceeding or investigation in any court or before any governmental authority arising out of or relating to this Agreement and the transactions contemplated hereby (and agrees not to commence any action, proceeding or investigation relating thereto except in such courts), and further agrees that service of any process, summons, notice or document by registered mail to its respective address set forth in this Agreement shall be effective service of process for any action, proceeding or investigation brought against it in any such court.  Each of the parties hereto hereby irrevocably and unconditionally waives any objection to the laying of venue of any action, proceeding or investigation arising out of this Agreement or the transactions contemplated hereby in the courts of the State of New York or the United States of America, in each case located in the County of New York, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, proceeding or investigation brought in any such court has been brought in an inconvenient forum.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the day and year first written above.

INFOCUS CORPORATION

By:	/s/	Roger Rowe
	Name:	Roger Rowe
	Title:	Vice President and Chief Financial Officer

CAXTON ASSOCIATES, L.L.C.

By:	/s/ John Forbes
	Name:	John Forbes
	Title:	Chief Financial Officer

CAXTON INTERNATIONAL LIMITED
By: Caxton Associates, L.L.C., Attorney-in-Fact

By:	/s/ John Forbes
	Name:	John Forbes
	Title:	Chief Financial Officer

GDK, INC.
By: A.R.T. Advisors, LLC, Attorney-In-Fact

By:	/s/	Andrew Waldman
	Name:	Andrew Waldman
	Title:	Authorized Representative

Schedule 1

Bruce Berkoff

Robert B. Ladd

Annex A

CONFIDENTIALITY AGREEMENT

This Confidentiality Agreement (this “Agreement”) is entered into as of this 5th day of June, 2007, between InFocus Corporation, an Oregon corporation (the “InFocus”), and Caxton Associates, L.L.C., a Delaware limited liability company (“Caxton”).

WHEREAS, InFocus is currently (a) seeking to identify and recruit a new Chief Executive Officer (the “Search Process”) and (b) pursuing its ongoing exploration of strategic alternatives that may be available to InFocus (the “Strategic Alternatives Process”); and

WHEREAS, pursuant to that certain Shareholders Agreement entered into as of the date hereof between InFocus and the Caxton Entities (as defined therein), InFocus has agreed to provide to Caxton, subject to existing contractual limitations, certain Non-Public Information (as defined herein) relating to the Search Process and the Strategic Alternatives Process, and Caxton has agreed to provide certain assistance in connection therewith.

NOW, THEREFORE, in consideration of the premises, the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1.                                          In consideration for, and as a condition of such information being furnished to Caxton and its officers, members, control persons, employees, agents, financial and other advisors (including, without limitation, attorneys and any representatives of such advisors) (collectively, “Representatives”), Caxton agrees to treat any information that is furnished to it or to its Representatives by or on behalf of InFocus concerning the Search Process and the Strategic Alternatives Process, together with any notes, analyses, compilations, studies, interpretations, documents or records containing, referring, relating to, based upon or derived from such information, in whole or in part (collectively, the “Non-Public Information”), in accordance with the provisions of this Agreement.

Section 2.                                          The term “Non-Public Information” does not include information that (i) is or becomes generally available to the public other than as a result of a disclosure by Caxton or its Representatives in violation of their obligations hereunder, (ii) was within Caxton’s possession prior to its being furnished to it or is independently developed by Caxton or its Representatives without violation of their obligations hereunder, or (iii) becomes available to Caxton on a non-confidential basis from a source other than InFocus or any of its Representatives; provided, that in the case of (ii) and (iii) above, the source of such information was not known by Caxton to be bound by a confidentiality agreement with or other contractual, legal or fiduciary obligation of confidentiality to InFocus or any other party with respect to such information.

Section 3.                                          Caxton hereby agrees that it and its Representatives shall use the Non-Public Information solely for the purpose of assisting in the Search Process and the Strategic Alternatives Process, that the Non-Public Information received or generated by it or its Representatives will be kept confidential and that neither Caxton nor its Representatives will disclose any of the Non-Public Information in any manner whatsoever to any other person not bound hereby; provided, however, that (i) Caxton may make any disclosure of such information to which InFocus gives its prior written consent, and (ii) any of such information may be disclosed to Representatives who need to know such information in connection with the Search Process or the Strategic Alternatives Process and who are provided with a copy of this Agreement and agree to be bound by the terms hereof to the same extent as if they were parties hereto.  In any event, Caxton shall be responsible for any breach of this Agreement by its Representatives and agrees, at its sole expense, to take all reasonable measures to restrain its Representatives from prohibited or unauthorized disclosure or use of the Non-Public Information.

Section 4.                                          Caxton hereby agrees that, without the prior written consent of InFocus, neither it nor its Representatives will disclose to any other person any of the terms, conditions or other facts with respect to the Search Process or the Strategic Alternatives Process, including the status thereof; provided, however, that Caxton and its Representatives may disclose such matters to, and may discuss such matters with, directors of InFocus and the officers and financial and other advisors of InFocus who are participating in the Search Process or the Strategic Alternatives Process.

Section 5.                                          In the event that Caxton or any of its Representatives becomes legally compelled by law, regulation, regulatory authority or other applicable judicial or governmental body to disclose any Non-Public Information, or to disclose any matter referred to in Section 4 above, Caxton will provide InFocus with prompt written notice of such request or requirement so that InFocus may seek an appropriate protective order or other appropriate remedy, if available, and/or waive compliance with the terms of this Agreement.  If, failing the entry of a protective order or other remedy (and whether or not InFocus grants a waiver hereunder), Caxton or any of its Representatives is required to disclose Non-Public Information or any matter referred to in Section 4 above, it may disclose only that portion of the Non-Public Information or of any such matter that it is required to disclose which, upon advice from counsel is legally required to be disclosed and will exercise all reasonable efforts to preserve the confidentiality of such Non-Public Information and any matter referred to in Section 4 above.  In any event, neither Caxton nor any of its Representatives will oppose action by InFocus to obtain an appropriate protective order or other reliable assurance that confidential treatment will be accorded the Non-Public Information or any matters referred to in Section 4 above.  Notwithstanding the foregoing, if Caxton is advised by counsel that Caxton is required to make disclosure of any matter referred to in Section 4 above in an amendment to its Schedule 13D under the Exchange Act with respect to InFocus, Caxton may disclose in any such amendment only that portion of such matter that it is advised by counsel that it is legally required to disclose.

Section 6.                                          Caxton’s obligations under this Agreement (including, without limitation, its obligations under Sections 3 and 4 hereof) shall remain in effect from the date hereof through the earlier of July 31, 2007 and the date of the 2007 annual meeting of the InFocus shareholders (the “Term”).

Section 7.                                          Caxton hereby confirms that it understands, and will advise its Representatives who do not already understand and who receive Non-Public Information, that the federal securities laws prohibit any person who has received from InFocus material, non-public information concerning InFocus (such as may be included in the Non-Public Information) from purchasing or selling securities of InFocus or its affiliates or from disclosing such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities so long as such information remains material and non-public. Caxton further confirms that it understands, and will advise its Representatives who receive Non-Public Information, that this Agreement is being entered into in accordance with Rule 100 of Regulation FD under the federal securities laws.

Section 8.                                          No provision of this Agreement shall be waived or amended except by the written consent of each party hereto, which consent shall explicitly make such waiver or amendment.  Any attempted waiver or modification in violation of this provision shall be void.

Section 9.                                          Money damages would not be a sufficient remedy for any breach of this Agreement by Caxton or any of its Representatives, and InFocus shall be entitled to equitable relief, including injunction and specific performance, as a remedy for any such breach.  Such remedies shall not be deemed to be the exclusive remedies for a breach of this Agreement but shall be in addition to all other remedies available at law or equity to InFocus.

Section 10.                                   This Agreement and all disputes or controversies arising out of or related to this Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without reference to its conflicts of law principles (other than Section 5-1401 of the General Obligations Law of the State of New York).

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Section 11.                                   Each party hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the courts of the State of New York and of the United States of America located in the City and County of New York for any actions, suits or proceedings arising out of or relating to this Agreement and agree (i) not to commence any action, suit or proceeding relating thereto except in such courts, (ii) to waive any defenses as to personal jurisdiction of such courts and (iii) that service of any process, summons, notice or document by U.S. registered mail to the respective addresses set forth herein shall be effective service of process for any action, suit or proceeding brought against either party in any such court.  Each party hereby irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement in the courts of the State of New York or the United States of America located in the City and County of New York and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

Section 12.                                   The provisions of this Agreement shall be severable in the event that any of the provisions hereof are held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, and the remaining provisions shall remain enforceable to the fullest extent permitted by law.

Section 13.                                   This Agreement may be executed in any number of counterparts (including by facsimile or other electronic copy) and each of such counterparts shall for all purposes be deemed original, and all such counterparts shall together constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the day and year first written above.

CAXTON ASSOCIATES, L.L.C.

By:	/s/John Forbes
Name: John Forbes
Title: Chief Financial Officer

INFOCUS CORPORATION

By:	/s/Roger Rowe
Name: Roger Rowe
Title: Vice President and Chief Financial Officer

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Annex B

Investor Relations Contacts	Public Relations Contacts:
Roger Rowe	Martin Flynn
Chief Financial Officer	InFocus Corporation
InFocus Corporation	(503) 685-8112
(503) 685-8933
Caitlin Fox
Edelman
(503) 471-6826

InFocus® Completes Shareholder Agreement with Caxton Associates

Company Slate of Directors Set for 2007 Annual Meeting

WILSONVILLE, Ore., June 6, 2007 – InFocus® Corporation (NASDAQ: INFS) today announced that on June 5, 2007 it entered into a Shareholder Agreement (the “Shareholder Agreement”) with Caxton Associates L.L.C. (“Caxton”), its largest shareholder, regarding composition of the Board of Directors and nominations for the election of Directors at its 2007 Annual Meeting scheduled for July 31, 2007.

Background

On February 23, 2007, the Company entered into a Settlement Agreement with Caxton whereby Caxton agreed to abandon its plans to call a special meeting of the Company’s shareholders in exchange for the Company agreeing to allow Caxton to name up to two designees to the Board of Directors if certain conditions were not met by April 13, 2007.  Pursuant to that agreement, Caxton named two designees, J.D. Abouchar and Bernard Marren, and the Company appointed them to its Board of Directors on April 17, 2007 after reviewing their qualifications.

Shareholder Agreement

Under the Shareholder Agreement, the Company agreed to allow Caxton to immediately name two additional designees to the Board of Directors.  Caxton has named Bruce Berkoff and Robert B. Ladd as its designees.  The Company has reviewed the qualifications of the designees and today formally appointed the designees to the Board, bringing the total number of directors from six to eight.

Further, pursuant to the Shareholder Agreement, the Company has agreed to nominate a slate of individuals for election to the Board at the Company’s 2007 Annual Meeting consisting of the four Caxton designees, two of the current directors who are not Caxton designees, and the new Chief Executive Officer of the Company should one be hired prior to the 2007 Annual Meeting.  In addition, the Company and Caxton entered into a confidentiality agreement allowing the parties to share certain information concerning the ongoing strategic alternatives process as well as the search process for a new Chief Executive Officer.

New Directors

Mr. Berkoff is currently Chairman of the LCD TV Association, a global not-for-profit trade association.   From late 2005 through late 2006, Mr. Berkoff was CEO and later Chairman of Enuclia Semiconductor, a fabless semiconductor company in the HDTV video processor industry.  From 1999 through late 2005, Mr. Berkoff served as Executive Vice President and Chief Marketing Officer for LG.Philips, one of the worlds leading LCD manufacturers.  In addition, Mr. Berkoff serves as a member of the Board of Directors of Uni-Pixel, Inc. (OTC Bulletin Board:UNXL), a developer of flat panel color display technology, based in Woodlands, Texas and TVIA (NASDAQ:TVIA), a fabless semiconductor company focused on digital display processors for televisions based in Santa Clara, California.  Mr. Berkoff has over 25 years of experience in the technology industry and earned a bachelors degree in physics from Princeton University and a graduate degree in biophysics from the University of California, Berkeley.

Mr. Ladd is presently Managing Member of Laddcap Value Associates LLC, which serves as General Partner of Laddcap Value Partners LP.  Prior to forming his private investment partnership, Mr. Ladd was a Managing Director at the investment management firm Neuberger Bermanfrom 1986 through 2002 where he served as a securities analyst and portfolio manager for various high net worth clients of the firm.  In addition, Mr. Ladd serves as a member of the Board of Directors of Delcath Systems, Inc.

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(NASDAQ:DCTH), a development stage company developing a drug delivery system for the introduction of chemotherapy agents.  Mr. Ladd is a Chartered Financial Analyst and has over 20 years of experience in the investment management field and earned a bachelors degree in economics from the Wharton School, University of Pennsylvania and a Masters in Business Administration from Northwestern University’s Kellogg School of Management.

2007 Annual Meeting Election of Directors

On June 6, 2007, the Board of Directors nominated the slate of individuals to stand for election to the Board of Directors at the Company’s upcoming 2007 Annual Meeting scheduled for July 31, 2007.  Michael Hallman, currently the Board’s lead independent director, and Peter Behrendt, currently chairman of the compensation committee of the board, will stand for reelection along with J.D. Abouchar, Bernard Marren, Bruce Berkoff, and Robert Ladd.  The Company plans to mail its proxy statement for its 2007 Annual Meeting on or about June 20, 2007 to shareholders of record as of June 5, 2007.

“We felt it was important to reach an accord with Caxton regarding composition of the Board prior to our 2007 Annual Meeting to avoid the distraction of a potential proxy contest,” said Mike Hallman, lead independent director of InFocus.  “We have been pleased with the constructive approach and contributions of J.D. Abouchar and Bernie Marren, the initial Caxton board designees, and have confidence that Bruce Berkoff and Robert Ladd will bring additional relevant experience that will benefit the Company moving forward,” Hallman concluded.

Ross Taylor, Managing Director of Caxton, added: “We are very pleased with the accomplishments of the recently restructured board of directors.  We are confident that, in the near future, the board, as newly reconstituted, will be able to take the further steps necessary to close the significant valuation gap we believe exists between the Company’s underlying value and its current stock price.”

Forward-Looking Statements

This press release includes forward-looking statements.  Investors are cautioned that all forward-looking statements involve risks and uncertainties and several factors could cause actual results to differ materially from those in the forward-looking statements.  Investors are directed to the Company’s filings with the Securities and Exchange Commission, including the Company’s 2006 Form 10-K and 2007 Form 10-Q’s, which are available from the Company without charge, for a more complete description of the risks and uncertainties relating to forward-looking statements contained herein as well as to other aspects of the Company’s business.  The forward-looking statements contained in this press release speak only as of the date on which they are made and neither the Company nor any other person undertakes any obligation to update any forward looking statements to reflect events or circumstances after the date of this press release.

About InFocus Corporation

InFocus® Corporation (NASDAQ: INFS) is the industry pioneer and worldwide leader in the projection market today. Over twenty years of experience and engineering breakthroughs are at work here, constantly improving what you see in the marketplace, and delivering immersive audio visual impact in home entertainment, business and education environments. As the inventor and leader in the category, we focus on making the presentation of ideas, information and entertainment a vivid, unforgettable experience. We believe our innovation and products set the standard for what a big picture experience should be like.

InFocus Corporation’s global headquarters are located in Wilsonville, Oregon, USA, with regional offices in Europe and Asia. For more information, visit the InFocus Corporation web site at www.infocus.com or contact the Company toll-free at 800.294.6400 (U.S. and Canada) or 503.685.8888 worldwide.

InFocus, IN, Proxima, LiteShow, LP, ASK, ScreenPlay, Play Big, Work Big, Learn Big and The Big Picture are either registered trademarks or trademarks of InFocus Corporation in the U.S. and abroad.  “DLP” is a trademark of Texas Instruments.

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